EXHIBIT 99.1

Angel Oak Mortgage, Inc. Reports First Quarter 2022 Financial Results

ATLANTA – May 12, 2022 -- Angel Oak Mortgage, Inc. (NYSE: AOMR) (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage- related assets in the U.S. mortgage market, today reported financial results for the quarter ended March 31, 2022.

First Quarter Highlights
•Q1 2022 GAAP net loss of $43.5 million, or $(1.77) per diluted share of common stock.
•Q1 2022 Distributable Earnings of $37.3 million, or $1.49 per diluted share of common stock.
•Declared dividend of $0.45 per share of common stock for the first quarter of 2022, payable on May 31, 2022, to common stockholders of record as of May 23, 2022.
•GAAP book value of $16.80 per share as of March 31, 2022, down from $19.47 per share as of December 31, 2021.

Robert Williams, President and Chief Executive Officer of the Company, commented, “The first quarter of 2022 was challenging with historic volatility both in nominal interest rates and in the widening of interest rate spreads. This affected unrealized mark-to-market valuations of our whole loan portfolio, securitized loans, and retained RMBS, driving a negative impact to our book value. Despite these challenges, AOMR generated Distributable Earnings of $1.39 per fully diluted share of common stock, demonstrating an effective interest rate hedging strategy and the income-generating power of the portfolio. In the coming quarters, we expect our loan portfolio to begin to reflect higher coupon loan purchases and we will methodically and judiciously use the securitization market to reduce liquidity risk and interest rate risk, enabling us to continue to deliver on our core business model.”

Portfolio and Investment Activity
•Purchased $676.0 million of non-QM residential mortgage loans in the first quarter 2022.
•Completed $537.6 million residential non-QM securitization at a 3.06% weighted average cost of funding.
•Portfolio total $2.7 billion of residential mortgage loans and other target assets as of March 31, 2022.

Capital Markets Activity
As of March 31, 2022, the Company was party to six financing lines which permit borrowings in an aggregate amount of up to $1.3 billion. During the quarter ended March 31, 2022, we extended the maturity date with respect to multiple facilities. Subsequent to the quarter ended March 31, 2022, we added $340.0 million of additional financing capacity. We intend to continue financing with warehouse facilities of varied maturities, sizes, and counterparty types to manage our exposure to any individual counterparty.

Balance Sheet
•$90.4 million of cash and cash equivalents as of March 31, 2022.
•Recourse debt to equity ratio of 3.2x as of March 31, 2022.
•Held residential mortgage loans with a fair value of $1.1 billion as of March 31, 2022.

Dividend
On May 12, 2022, the Company declared a dividend of $0.45 per share of common stock for the first quarter of 2022. The dividend is payable on May 31, 2022 to common stockholders of record as of May 23, 2022.

Conference Call and Webcast Information
The Company will host a live conference call and webcast today, May 12, 2022 at 5:00 p.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.angeloakreit.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:
Dial in at least 15 minutes prior to start time.
Domestic: 1-877-407-9716
International: 1-201-493-6779

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Passcode: 13729197
The playback can be accessed through May 26, 2022.

Non-GAAP metrics
Distributable Earnings is a non‑GAAP measure and is defined as net income (loss) allocable to common stockholders as calculated in accordance with GAAP, excluding (1) unrealized gains and losses on our aggregate portfolio, (2) impairment losses, (3) extinguishment of debt, (4) non-cash equity compensation expense, (5) the incentive fee earned by our Manager, (6) realized gains or losses on swap terminations and (7) certain other nonrecurring gains or losses. We believe that the presentation of Distributable Earnings provides investors with a useful measure to facilitate comparisons of financial performance between our REIT peers but has important limitations. We believe Distributable Earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings may not be comparable to similar measures presented by other REITs.

Distributable Earnings Return on Average Equity is a non-GAAP measure and is defined as annual or annualized Distributable Earnings divided by average total stockholders’ equity. We believe that the presentation of Distributable Earnings Return on Average Equity provides investors with a useful measure to facilitate comparisons of financial performance among our REIT peers, but has important limitations. Additionally, we believe Distributable Earnings Return on Average Equity provides investors with additional detail on the Distributable Earnings generated by our invested equity capital. We believe Distributable Earnings Return on Average Equity as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings Return on Average Equity should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings Return on Average Equity may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings Return on Average Equity may not be comparable to similar measures presented by other REITs.

Forward Looking Statements
This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments and its financing needs and arrangements. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict” and “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions; discuss future expectations; describe existing or future plans and strategies; contain projections of results of operations, liquidity and/or financial condition; or state other forward-looking information. The Company’s ability to predict future events or conditions, their impact or the actual effect of existing or future plans or strategies is inherently uncertain, in particular due to the uncertainties created by the COVID-19 pandemic, including the projected impact of the COVID-19 pandemic on the Company’s business, financial results and performance. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Angel Oak Mortgage, Inc.
Angel Oak Mortgage, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with a vertically integrated mortgage origination platform. Additional information about the Company is available at www.angeloakreit.com.

Angel Oak Mortgage, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(in thousands, except for share and per share data)

	Three Months Ended
	March 31, 2022	March 31, 2021
INTEREST INCOME, NET
Interest income	$27,109	$10,033
Interest expense	10,170	832
NET INTEREST INCOME	16,939	9,201

REALIZED AND UNREALIZED (LOSSES) GAINS, NET
Net realized gain (loss) on mortgage loans, derivative contracts, RMBS, and CMBS	26,416	(2,288)
Net unrealized (loss) gain on mortgage loans and derivative contracts	(80,181)	4,518
TOTAL REALIZED AND UNREALIZED (LOSSES) GAINS, NET	(53,765)	2,230

EXPENSES
Operating expenses	3,784	523
Operating expenses incurred with affiliate	855	439
Due diligence and transaction costs	770	64
Stock compensation	871	—
Securitization costs	2,019	—
Management fee incurred with affiliate	1,873	918
Total operating expenses	10,172	1,944

INCOME BEFORE INCOME TAXES	(46,998)	9,487
Income tax benefit	(3,457)	—
NET (LOSS) INCOME	$(43,541)	$9,487
Preferred dividends	(4)	(4)
NET (LOSS) INCOME ALLOCABLE TO COMMON STOCKHOLDER(S)	$(43,545)	$9,483
Other comprehensive (loss) income	(12,987)	529
TOTAL COMPREHENSIVE (LOSS) INCOME	$(56,532)	$10,012

Basic (loss) earnings per common share	$(1.77)	$0.60
Diluted (loss) earnings per common share	$(1.77)	$0.60

Weighted average number of common shares outstanding:
Basic	24,642,961	15,724,050
Diluted	24,642,961	15,724,050

Angel Oak Mortgage, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except for share data)

	As of:
	March 31, 2022	December 31, 2021
ASSETS
Residential mortgage loans - at fair value	$1,103,773	$1,061,912
Residential mortgage loans in securitization trusts - at fair value	1,077,967	667,365
Commercial mortgage loans - at fair value	20,704	18,664
RMBS - at fair value	491,287	485,634
CMBS - at fair value	10,055	10,756
U.S. Treasury securities - at fair value	349,992	249,999
Cash and cash equivalents	90,445	40,801
Restricted cash	5,448	11,508
Principal and interest receivable	28,012	25,984
Unrealized appreciation on TBAs and interest rate futures contracts - at fair value	17,027	2,428
Other assets	3,491	2,878
Total assets	$3,198,201	$2,577,929

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Notes payable	$956,165	$853,408
Non-recourse securitization obligation, collateralized by residential mortgage loans - at fair value	1,031,200	616,557
Securities sold under agreements to repurchase	477,422	609,251
Unrealized depreciation on TBAs and interest rate futures contracts - at fair value	—	728
Due to broker	298,654	—
Collateral due to counterparties	8,024	—
Accrued expenses	530	442
Accrued expenses payable to affiliate	1,204	1,425
Interest payable	1,709	1,283
Income taxes payable	—	1,600
Management fee payable to affiliate	1,857	1,845
Total liabilities	$2,776,765	$2,086,539

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Series A preferred stock, $0.01 par value, 12% cumulative, non-voting, 125 shares issued and outstanding as of March 31, 2022 and December 31, 2021	101	101
Common stock, $0.01 par value. As of March 31, 2022: 350,000,000 shares authorized, 25,085,796 shares issued and outstanding. As of December 31, 2021: 350,000,000 shares authorized, 25,227,328 shares issued and outstanding.	252	252
Additional paid-in capital	463,088	476,510
Accumulated other comprehensive (loss) income	(9,987)	3,000
Retained (deficit) earnings	(32,018)	11,527
Total stockholders’ equity	$421,436	$491,390
Total liabilities and stockholders’ equity	$3,198,201	$2,577,929

Angel Oak Mortgage, Inc.
Reconciliation of Net Income (Loss) to Distributable Earnings
and Distributable Earnings Return on Average Equity
(Unaudited)
(in thousands)

	Three Months Ended
	March 31, 2022	March 31, 2021
	(in thousands)
Net (loss) income allocable to common stockholder(s)	$(43,545)	$9,483
Adjustments:
Net other-than-temporary credit impairment losses	—	—
Net unrealized (gains) losses on derivatives	(15,326)	(1,610)
Net unrealized (gains) losses on residential loans in securitization trusts and non-recourse securitization obligation	30,210	—
Net unrealized (gains) losses on residential loans	64,587	(2,892)
Net unrealized (gains) losses on commercial loans	496	(142)
Net unrealized (gains) losses on financial instruments at fair value	—	—
(Gains) losses on extinguishment of debt	—	—
Non-cash equity compensation expense	871	—
Incentive fee earned by the Manager	—	—
Realized gains (losses) on terminations of interest rate swaps	—	—
Total other non-recurring (gains) losses	—	—
Distributable Earnings	$37,293	$4,839

	Three Months Ended
	March 31, 2022	March 31, 2021
	($ in thousands)
Annualized Distributable Earnings	$149,171	$19,356
Average total stockholder(s)’ equity	$456,415	$281,481
Distributable Earnings Return on Average Equity	32.7%	6.9%

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

Media:
Bernardo Soriano, Gregory FCA for Angel Oak Mortgage, Inc.
914-656-3880
bernardo@gregoryfca.com

Company Contact:
Randy Chrisman, Chief Marketing & Corporate Investor Relations Officer, Angel Oak Capital Advisors
404-953-4969
randy.chrisman@angeloakcapital.com